UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2021
TRICIDA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)
(415) 429-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	TCDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 1.01	Entry into a Material Definitive Agreement.
On August 26, 2021, Tricida, Inc. (“Tricida”) and Patheon Austria GmbH & Co KG (“Patheon”) entered into an amendment (“Amendment No. 2”) which amends certain terms of the Manufacturing and Commercial Supply Agreement, effective October 4, 2019 (as amended by amendment No. 1 dated March 30, 2021, the “Agreement”), between Tricida and Patheon.
Pursuant to Amendment No. 2 the parties have agreed, among other things, to (i) modify the upcoming production schedule to defer certain production activities and use the upcoming campaign to optimize and improve the manufacturing process to ensure that Patheon has the ability to produce the increased quantities the Company anticipates could be needed following commercial launch, if approved, (ii) allow the Company to take delivery and make payment to Patheon for recently produced drug substance inventory, and (iii) reprice a future manufacturing campaign to account for the costs deferred in connection with the repurposed manufacturing campaign in (i) above.
The foregoing description of terms of the Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 2. A copy of the Amendment No. 2 will be filed with the Securities and Exchange Commission as an exhibit to Tricida’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2021 or via an amendment to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.
Tricida expects the financial impact of this Amendment No. 2 to be a net savings of at least $10 million against the amount that was otherwise budgeted to be spent under the Agreement between now and the end of 2022. However, a majority of these savings will be offset by certain increased manufacturing costs in the time period beyond the end of 2022.
The information included under Item 7.01 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Forward Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations concerning matters that are not historical facts. Words such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements related to expected cash savings associated with the repurposed manufacturing campaign, risks associated with our manufacturer’s commercial production capacity, risks associated with our business prospects, financial results and business operations. These and other factors that may affect our future business prospects, results and operations are identified and described in more detail in our filings with the Securities and Exchange Commission, including Tricida’s most recent Annual Report filed on Form 10-K, or Quarterly Reports filed on Form 10-Q. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Except as required by applicable law, the company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2021	TRICIDA, INC.

	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Operating Officer, Chief Financial Officer and Executive Vice President